Exhibit 99.1

Press Contact:

Will Thoretz

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

Bert Alfonso

+1 203 517 3104

bert.alfonso@isg-one.com

Information Services Group Announces

Second-Quarter 2022 Results

•	Reports second-quarter GAAP revenues of $71 million, reflecting negative FX impact of 500 bps

•	Reports net income of $5 million, GAAP EPS of $0.10 and adjusted EPS of $0.13, all second-quarter records

•	Reports record adjusted EBITDA of $11 million

•	Returns $9 million to shareholders in the form of share repurchases and dividends in Q2

•	Achieves record first-half results: GAAP revenues of $143 million, up 9% in constant currency; net income of $10 million, up 31%; adjusted EBITDA of $21 million, up 16%; GAAP EPS of $0.19, up 27%; adjusted EPS of $0.26, up 13%

•	Declares third-quarter dividend of $0.04 per share, payable September 19 to record holders as of September 6

•	Sets third-quarter 2022 guidance: revenues between $71 million and $73 million and adjusted EBITDA of between $10 million and $11 million

STAMFORD, Conn., August 8, 2022 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results, including record profitability, for the second quarter ended June 30, 2022.

“ISG delivered another quarter of solid operating performance,” said Michael P. Connors, chairman and CEO. “Our results were driven by double-digit, constant-currency revenue growth in Europe and Asia Pacific, and in recurring revenues, which, at $26 million, represented 37 percent of firm revenues, both all-time records. Our product mix of digital advisory, research and platform services drove the expansion of our adjusted EBITDA margins to 15 percent, our highest quarterly margin ever.

“Our strength and market leadership are reflected in continuing demand for our data, insights, advice and solutions, even in the face of strong FX headwinds and inflationary pressures,” said Connors. “Our enterprise clients continue to invest in cloud and other IT and business services to drive digital transformation and customer engagement in a highly competitive global environment. Even in challenging economic times, clients seek our support to optimize costs and improve operating efficiency using technology.”

Second-Quarter 2022 Results

Reported revenues for the second quarter were $70.7 million, compared with $70.6 million in the prior year, and up 5 percent in constant currency. Currency translation negatively impacted reported revenues by $3.5 million versus the prior year. Reported revenues were $39.4 million in the Americas, down 2 percent versus the prior year, impacted by the completion of a large Automation engagement; $23.3 million in Europe, down 2 percent versus the prior year on a reported basis and up 11 percent in constant currency, and $8.0 million in Asia Pacific, up 22 percent versus the prior year on a reported basis and up 28 percent in constant currency.

ISG reported second-quarter operating income of $7.1 million, up 22 percent from $5.8 million in the second quarter of 2021. Reported second-quarter net income was a record $5.0 million, compared with net income of $4.1 million in the prior year. Fully diluted earnings per share was a second-quarter record of $0.10, compared with $0.08 per fully diluted share in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 7.0 percent, from 5.8 percent in the second quarter of 2021.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $6.8 million, or $0.13 per share on a fully diluted basis, compared with adjusted net income of $6.3 million, or $0.12 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) reached a record $10.7 million, up 10 percent from the second quarter last year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 15 percent, up 140 basis points from the prior year.

First-Half 2022 Results

Reported revenues for the first half were a record $143.3 million, up 4 percent versus the prior-year period, and up 9 percent in constant currency. Currency translation negatively impacted reported revenues by $5.5 million versus the prior year. Reported revenues were $80.9 million in the Americas, up 3 percent versus the prior year; $46.7 million in Europe, up 1 percent versus the prior year on a reported basis and up 10 percent in constant currency, and $15.7 million in Asia Pacific, up 28 percent versus the prior year on a reported basis and up 34 percent in constant currency.

ISG reported first-half operating income of $14.9 million, up 37 percent from $10.9 million in the first half of 2021. The firm also reported first-half net income and fully diluted earnings per share of $9.9 million and $0.19, respectively, versus net income of $7.5 million and earnings per share of $0.15 in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 6.9 percent, from 5.5 percent in the first half of 2021.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the first half was $13.2 million, or $0.26 per share on a fully diluted basis, compared with adjusted net income of $11.8 million, or $0.23 per share on a fully diluted basis, in the prior year’s first half.

First-half adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) reached a record $21.4 million, up 16 percent from the first half last year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 15 percent, up more than 150 basis points from the prior year.

Other Financial and Operating Highlights

ISG generated $0.8 million of cash from operations in the second quarter, versus $8.9 million in the prior year. The firm’s cash balance totaled $31.5 million at June 30, 2022, down from $43.7 million at March 31, 2022. During the second quarter, ISG repurchased $5.5 million of shares, paid dividends of $3.4 million and paid down $1.1 million of debt. As of June 30, 2022, ISG had $72.3 million in debt outstanding, compared with $76.6 million at the end of the second quarter last year. At 1.7 times, the firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by adjusted EBITDA) was at a record low as of June 30, 2022.

2022 Third-Quarter Revenue and Adjusted EBITDA Guidance

“For the third quarter, ISG is targeting revenues of between $71 million and $73 million and adjusted EBITDA of between $10 million and $11 million,” said Connors. "We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a third-quarter dividend of $0.04 per share, payable on September 19, 2022, to shareholders of record on September 6, 2022.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Monday, August 8, 2022, to discuss the company’s second-quarter results. The call can be accessed by dialing 1-800-304-0389; or, for international callers, by dialing +1 313-209-5140. The access code is 7515883. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2022, and June 30, 2021. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, gross-debt-to-adjusted-EBITDA ratio and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 800 clients, including 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.
Condensed Consolidated Statement of Income and Comprehensive Income
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$70,701	$70,597	$143,264	$137,168
Operating expenses
Direct costs and expenses for advisors	41,370	43,007	85,325	84,163
Selling, general and administrative	20,885	20,492	40,472	39,532
Depreciation and amortization	1,298	1,255	2,587	2,615
Operating income	7,148	5,843	14,880	10,858
Interest income	44	60	89	131
Interest expense	(610)	(613)	(1,173)	(1,256)
Foreign currency transaction gain (loss)	94	8	118	(3)

Income before taxes	6,676	5,298	13,914	9,730
Income tax provision	1,719	1,192	4,027	2,200
Net income	$4,957	$4,106	$9,887	$7,530

Weighted average shares outstanding:
Basic	48,160	48,307	48,343	48,406
Diluted	50,742	51,315	51,034	51,814

Earnings per share:
Basic	$0.10	$0.08	$0.20	$0.16
Diluted	$0.10	$0.08	$0.19	$0.15

Information Services Group, Inc.
Reconciliation from GAAP to Non-GAAP
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$4,957	$4,106	$9,887	$7,530
Plus:
Interest expense (net of interest income)	566	553	1,084	1,125
Income taxes	1,719	1,192	4,027	2,200
Depreciation and amortization	1,298	1,255	2,587	2,615
Interest accretion associated with contingent consideration	8	34	8	66
Acquisition-related costs (1)	6	13	16	(32)
Severance, integration and other expense	340	1,165	450	1,300
Foreign currency transaction (gain) loss	(94)	(8)	(118)	3
Non-cash stock compensation	1,942	1,428	3,445	3,576
Adjusted EBITDA	$10,742	$9,738	$21,386	$18,383

Net income	$4,957	$4,106	$9,887	$7,530
Plus:
Non-cash stock compensation	1,942	1,428	3,445	3,576
Intangible amortization	527	644	1,055	1,358
Interest accretion associated with contingent consideration	8	34	8	66
Acquisition-related costs (1)	6	13	16	(32)
Severance, integration and other expense	340	1,165	450	1,300
Foreign currency transaction (gain) loss	(94)	(8)	(118)	3
Tax effect (2)	(873)	(1,048)	(1,554)	(2,007)
Adjusted net income	$6,813	$6,334	$13,189	$11,794

Weighted average shares outstanding:
Basic	48,160	48,307	48,343	48,406
Diluted	50,742	51,315	51,034	51,814

Adjusted earnings per share:
Basic	$0.14	$0.13	$0.27	$0.24
Diluted	$0.13	$0.12	$0.26	$0.23

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.

(2)	Marginal tax rate of 32%, reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S. states and foreign jurisdictions.

Information Services Group, Inc.
Selected Financial Data
Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	June 30, 2022	Ended	currency	June 30, 2021
	June 30, 2022	impact	Adjusted	June 30, 2021	impact	Adjusted
Revenue	$70,701	$2,665	$73,366	$70,597	$(828)	$69,769
Operating income	$7,148	$386	$7,534	$5,843	$(392)	$5,451
Adjusted EBITDA	$10,742	$437	$11,179	$9,738	$(401)	$9,337

			Six Months			Six Months
	Six Months	Constant	Ended	Six Months	Constant	Ended
	Ended	currency	June 30, 2022	Ended	currency	June 30, 2021
	June 30, 2022	impact	Adjusted	June 30, 2021	impact	Adjusted
Revenue	$143,264	$3,902	$147,166	$137,168	$(1,550)	$135,618
Operating income	$14,880	$621	$15,501	$10,858	$(664)	$10,194
Adjusted EBITDA	$21,386	$682	$22,068	$18,383	$(680)	$17,703